UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

     On January 25, 2006, the Compensation Committee of the Board of Directors of Avon Products, Inc. (the “Company”) determined that the Company had not satisfied the performance measures set forth under the Company’s Executive Incentive Plan and Management Incentive Plan. The Committee, however, determined that, in light of valuable contributions of certain employees in 2005, cash bonuses would be awarded to certain employees for performance in 2005. The following sets forth bonuses paid to named executive officers: Andrea Jung, Chairman and Chief Executive Officer, $0; Susan J. Kropf, President and Chief Operating Officer, $0; Robert J. Corti, Executive Vice President, $0; Elizabeth Smith, Executive Vice President, President of North America and Global Marketing, $0; and Gilbert L. Klemann, II, Senior Vice President and General Counsel, $30,000.

      (Page 2 of 3 Pages)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: January 31, 2006

(Page 3 of 3 Pages)